                                                                      Exhibit 25





                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                               -------------------

                                    FORM T-1

                               -------------------

                       STATEMENT OF ELIGIBILITY UNDER THE
                  TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

                              ---------------------

          CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                          PURSUANT TO SECTION 305(b)(2)

                               -------------------

                                  SUNTRUST BANK
               (Exact name of trustee as specified in its charter)

25 PARK PLACE, N.E.
SUITE 1100                                       58-0466330
ATLANTA, GEORGIA               30303             (I.R.S. employer identification
(Address of principal         (Zip Code)         number)
executive offices)

                               -------------------

                                 KRISTINE PRALL
                                  SUNTRUST BANK
                               25 PARK PLACE, N.E.
                                   24TH FLOOR
                           ATLANTA, GEORGIA 30303-2900
                                  404-588-7296
            (Name, address and telephone number of agent for service)

                               -------------------

                            GEORGIA GULF CORPORATION
             (Exact name of registrant as specified in its charter)

                     DELAWARE                                  58 - 1563799
                  (State or other                              (IRS employer
           jurisdiction of incorporation                    identification no.)
                 or organization)

      400 PERIMETER CENTER TERRACE, SUITE 595
                 ATLANTA, GEORGIA                                  30346
     (Address of principal executive offices)                   (Zip Code)

                               -------------------

  OFFER TO EXCHANGE ALL OUTSTANDING 10 3/8% SENIOR SUBORDINATED NOTES DUE 2007
   FOR 10 3/8% SENIOR SUBORDINATED NOTES DUE 2007, WHICH HAVE BEEN REGISTERED
                        UNDER THE SECURITIES ACT OF 1933

                       (Title of the indenture securities)

--------------------------------------------------------------------------------

                                                                      333-
--------------------------------------------------------------------------------
                                                    Registration No.

1.       GENERAL INFORMATION.

         Furnish the following information as to the trustee--

                  Name and address of each examining or supervising authority to which it is subject.
                  DEPARTMENT OF BANKING AND FINANCE,
                  STATE OF GEORGIA
                  ATLANTA, GEORGIA

                  FEDERAL RESERVE BANK OF ATLANTA
                  104 MARIETTA STREET, N.W.
                  ATLANTA, GEORGIA

                  FEDERAL DEPOSIT INSURANCE CORPORATION
                  WASHINGTON, D.C.

                  Whether it is authorized to exercise corporate trust powers. YES.

2.       AFFILIATIONS WITH OBLIGOR.

         If the obligor is an affiliate of the trustee, describe each such affiliation.
         NONE.

16.      LIST OF EXHIBITS.

         List below all exhibits filed as a part of this statement of eligibility; exhibits identified in parentheses are filed with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and Rule 24 of the Commission's Rules of Practice.

         (1) A copy of the Articles of Amendment and Restated Articles of Association of the trustee as now in effect. (Exhibit 1 to Form T-1, Registration No. 333-25463).

         (2) A copy of the Certificate of Authority of the Trustee to Commence Business (included in Exhibit 1).

         (3) A copy of the Authorization of the Trustee to Exercise Corporate Trust Powers (included in Exhibit 1).

         (4) A copy of the existing By-laws of the Trustee (included in Exhibit 4 to Form T-1, Registration No. 333-25463).

         (6) The Consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939.

         (7) A copy of the latest Report of Condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on December 31, 1999.

                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, SunTrust Bank, a banking corporation organized and existing under the laws of the State of Georgia, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta and the State of Georgia, on the 9th day of April, 2000.

                                            SUNTRUST BANK

                                            By:  /S/ KRISTINE PRALL
                                                --------------------------------
                                                     Kristine Prall
                                                     Trust Officer

                              EXHIBIT 6 TO FORM T-1



                               CONSENT OF TRUSTEE

         Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed exchange of Senior Subordinated Notes of Georgia Gulf Corporation, SunTrust Bank hereby consents that reports of examinations by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                            SUNTRUST BANK

                                            By:  /S/ KRISTINE PRALL
                                                --------------------------------
                                                     Kristine Prall
                                                     Trust Officer

                              EXHIBIT 7 TO FORM T-1



                               REPORT OF CONDITION

SUNTRUST BANK                   Call Date: 12/31/99   State #: 130330  FFIEC 031
P.O. BOX 4418 CENTER 632    Vendor ID: D              Cert. #: 00867     RC-1
ATLANTA, GA 30302         Transit #: 61000104


CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1999

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

                                                                            C400

SCHEDULE RC - BALANCE SHEET

                                                     Dollar Amounts in Thousands
--------------------------------------------------------------------------------
ASSETS
1.   Cash and balances due from depository institutions (from Schedule RC-A):                                RCFD
                                                                                                             ----
     a.  Noninterest-bearing balances and currency and coin (1)
                                                              ------------------------------------------------
 0081    979,460                                                                                     1.a
     b.  Interest-bearing balances (2)                                                                      0071        8,271  1.b
                                      --------------------------------------------------------------------
2.   Securities:
     a.  Held-to-maturity securities (from Schedule RC-B, column A)                                         1754            0  2.a
                                                                   ---------------------------------------
     b.  Available-for-sale securities (from Schedule RC-B, column D)                                       1773    3,595,042  2.b
                                                                     -------------------------------------
3.   Federal funds sold and securities purchased under agreements to resell                                 1350    2,636,793  3.
                                                                            ------------------------------
4.   Loans and lease financing receivables:                                             RCFD
                                                                                        ----
     a.  Loans and leases, net of unearned income (from Schedule RC-C)                   2122   15,545,738                     4.a
                                                                      ----------------
     b.  LESS: Allowance for loan and lease losses                                       3123      123,398                     4.b
                                                   -----------------------------------
      c.  LESS: Allocated transfer risk reserve                                           3128            0                     4.c
                                                ---------------------------------------
     d.  Loans and leases, net of unearned income,                                                         RCFD
                                                                                                           ----
         allowance, and reserve (item 4.a minus 4.b and 4.c)                                                2125   15,422,340  4.d
                                                            ----------------------------------------------
5.   Trading assets (from Schedule RC-D)                                                                    3545       70,521  5.
                                        ------------------------------------------------------------------
6.   Premises and fixed assets (including capitalized leases)                                               2145      105,763  6.
                                                             ---------------------------------------------
7.   Other real estate owned (from Schedule RC-M)                                                           2150        1,056  7.
                                                 ---------------------------------------------------------
8.   Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)               2130       12,664  8.
                                                                                             -------------
9.   Customers' liability to this bank on acceptances outstanding                                           2155      179,939  9.
                                                                 -----------------------------------------
10.  Intangible assets (from Schedule RC-M)                                                                 2143       13,663  10.
                                           ---------------------------------------------------------------
11.  Other assets (from Schedule RC-F)                                                                      2160      300,624  11.
                                      --------------------------------------------------------------------
12.  Total assets (sum of items 1 through 11)                                                               2170   23,326,136  12.
                                             -------------------------------------------------------------


-------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

SUNTRUST BANK ATLANTA       Call Date:   12/31/99     State #: 130330  FFIEC 031
P.O. BOX 4418 CENTER 632    Vendor ID:   D            Cert #:  00867     RC-2
ATLANTA, GA 30302           Transit #:   61000104

SCHEDULE RC - CONTINUED


                                                     Dollar Amounts in Thousands
-------------------------------------------------------------------------------
LIABILITIES
13.  Deposits:
     a.  In domestic offices (sum of totals of columns A and C from Schedule RC-E,
                                                                                                       RCON
         part I)                                                                     RCON              ----
                -------------------------------------------------------------------  ----
         (1) Noninterest-bearing (1)                                                6631  3,132,703    2200     7,354,964  13.a
                                    -----------------------------------------------
         (2) Interest-bearing                                                       6636  4,222,261                        13.a.1
                             ------------------------------------------------------                                        13.a.2
     b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from
Schedule RC-E,                                                                                         RCFN
                                                                                                       ----
         part II)                                                                   RCF                2200     5,198,865  13.b
                 ------------------------------------------------------------------ ---
         (1) Noninterest-bearing                                                    6631          0                        13.b.1
                                ---------------------------------------------------
         (2) Interest-bearing                                                       6636  5,198,865    RCFD                13.b.2
                             ------------------------------------------------------                    ----
14.  Federal funds purchased and securities sold under agreements to repurchase                        2800     5,139,291  14
                                                                               --------------------
                                                                                                       RCON
                                                                                                       ----
15.  a.  Demand notes issued to the U.S. Treasury                                                      2840             0  15.a
                                                 --------------------------------------------------
                                                                                                       RCFD
                                                                                                       ----
     b.  Trading liabilities (from Schedule RC-D)                                                      3548             0  15.b
                                                 --------------------------------------------------
16.  Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):

     a.  With a remaining maturity of one year or less                                                 2332       459,758  16.a
                                                      ---------------------------------------------
     b.  With a remaining maturity of more than one year through three years                           A547       250,000  16.b
                                                                            -----------------------
     c.  With a remaining maturity of more than three years                                            A548       752,693  16.c
                                                           ----------------------------------------
17.  Not applicable

18.  Bank's liability on acceptances executed and outstanding                                          2920       179,939  18
                                                             --------------------------------------
19.  Subordinated notes and debentures(2)                                                              3200       250,000  19
                                         ----------------------------------------------------------
20.  Other liabilities (from Schedule RC-G)                                                            2930     1,216,643  20
                                           --------------------------------------------------------
21.  Total liabilities (sum of items 13 through 20)                                                    2948    20,802,153  21
                                                   ------------------------------------------------
22.  Not applicable

EQUITY CAPITAL

23.  Perpetual preferred stock and related surplus                                                    3838              0  23
                                                  -------------------------------------------------
24.  Common stock                                                                                     3230         21,601  24
                 ----------------------------------------------------------------------------------
25.  Surplus (exclude all surplus related to preferred stock)                                         3839        853,406  25
                                                             --------------------------------------
26.  a.  Undivided profits and capital reserves                                                       3632        758,543  26.a
                                               ----------------------------------------------------
     b.  Net unrealized holding gains (losses) on available-for-sale securities                       8434        890,433  26.b
                                                                               --------------------
     c.  Accumulated net gains (losses) on cash flow hedges                                                          4336  026.c
                                                           ----------------------------------------
27.  Cumulative foreign currency translation adjustments                                              3284              0  27
                                                        -------------------------------------------
28,  Total equity capital (sum of items 23 through 27)                                                3210      2,523,983  28
                                                      ---------------------------------------------
29.  Total liabilities and equity capital (sum of items 21 and 28)                                    3300     23,326,136  29
                                                                  ---------------------------------
MEMORANDUM

TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.

1.   Indicate in the box at the right the number of the statement below that best describes the
     most comprehensive level of auditing work performed for the bank by independent external         RCFD         Number
                                                                                                      ----
     auditors as of any date during 1998                                                              6724          N/A    M.1
                                        -----------------------------------------------------------


1 =  Independent audit of the bank conducted in accordance          4 =  Directors' examination of the bank performed by other
     with generally accepted auditing standards by a certified           external auditors (may be required by state chartering
     public accounting firm which submits a report on the bank           authority)
2 =  Independent audit of the bank's parent holding company         5 =  Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing            auditors
     standards by a certified public accounting firm which          6 =  Compilation of the bank's financial statements by
     submits a report on the consolidated holding company (but           external auditors
     not on the bank separately)                                    7 =  Other audit procedures (excluding tax preparation work)
3 =  Directors' examination of the bank conducted in accordance     8 =  No external audit work
     with generally accepted auditing standards by a certified
     public accounting firm (may be required by state chartering authority)


--------
   (1) Includes total demand deposits and noninterest-bearing time and savings deposits.
   (2) Includes limited-life preferred stock and related surplus,